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                                                                       Exhibit 5

                                                                 Hughes Luce LLP
                                                    1717 Main Street, Suite 2800
                                                                Dallas, TX 75201
                                                                    214.939.5500

                                                                214.939.6100 fax


                                                                  hughesluce.com


                               September 20, 2002


Wal-Mart Stores, Inc.
702 S.W. 8th Street
Bentonville, Arkansas 72716

Ladies and Gentlemen:

Reference is made to the Pricing Agreement between Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), and Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Lehman Brothers Inc., for themselves and as representatives of the several underwriters named in Schedule I thereto (collectively, the "Underwriters"), and acknowledged by Wal-Mart Cayman (Euro) Finance Co., a Cayman Islands exempted company ("Euro Finance Subsidiary"), Wal-Mart Cayman (Canadian) Finance Co., a Cayman Islands exempted company ("Canadian Finance Subsidiary"), Wal-Mart Cayman (Sterling) Finance Co., a Cayman Islands exempted company ("Sterling Finance Subsidiary" and, together with Euro Finance Subsidiary and Canadian Finance Subsidiary, the "Finance Subsidiaries"), dated September 17, 2002 (the "Pricing Agreement"); and to that certain Underwriting Agreement, dated July 26, 2001 (the "Underwriting Agreement"), by and among the Company, the Finance Subsidiaries and the underwriters named therein, as incorporated by reference into the Pricing Agreement (subject to the amendment of Section 9(i) of the Underwriting Agreement as provided in the Pricing
Agreement) (the Underwriting Agreement and the Pricing Agreement are collectively referred to as the "Agreement").

     Further reference is made to the Registration Statement on Form S-3 (File No. 333-64740) which was prepared pursuant to the Securities Act of 1933, as amended (the "1933 Act"), was filed with the Securities and Exchange Commission (the "Commission") on July 6, 2001, was amended by a Pre-Effective Amendment No. 1 filed with the Commission on July 24, 2001 and became effective at 10:00 a.m. E.D.T. on July 26, 2001 (the "Registration Statement"), and the Prospectus, dated July 25, 2001, as amended or supplemented (the "Base Prospectus"), and the Prospectus Supplement, dated September 17, 2002, supplementing the Base Prospectus (the "Prospectus Supplement"), constituting a part of the Registration Statement. The Base Prospectus relates to the delayed public offering of up to $6,000,000,000 in aggregate principal amount of unsecured debt securities of one or more of the Company and the Finance Subsidiaries (the "Debt Securities") issuable under the Indenture, dated as of July 5, 2001 (the "Indenture"), between the Company and the Finance Subsidiaries as Issuers, the Company as the Guarantor of any Debt Securities issued by any of the Finance Subsidiaries and Bank One Trust Company, NA, as Trustee (the "Trustee"). The Prospectus Supplement relates to the public offering of $500,000,000 aggregate principal amount of the Company's 4.375% Notes Due 2007 (the "Notes"). As used herein, the term "Registration Statement" shall mean the Registration Statement in the form in which it became effective on July 26, 2001, including the documents incorporated by reference or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the 1933 Act. As used herein, the term "Prospectus" shall mean the Base Prospectus

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and Prospectus  Supplement  combined,  constituting  a part of the  Registration
Statement, including the documents incorporated by reference or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the 1933 Act.


     We have acted as special counsel to the Company in connection with its issue and sale of the Notes. In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Certificate of Incorporation and by-laws of the Company, each as amended and restated to date, the Articles of Association and Articles of Memorandum of each Finance Subsidiary, the Indenture, resolutions of the Executive Committee of the Board of Directors of the Company and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.


     In rendering this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and complete, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company or a Finance Subsidiary) had the authority to sign in such capacity; (iv) the Registration Statement and any amendments thereto (including any post-effective amendment thereto) have become effective and comply with all applicable laws, (v) the Prospectus has been prepared and filed with the Commission describing the Notes offered thereby in accordance with all applicable laws, (vi) all Notes will be issued and sold in compliance with applicable federal and state Securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement, (vii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) that at or prior to the time of delivery of each Note, the authorization of the Notes and of the Series of the Notes of which that Note is a part will not be modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of those Notes.

     As to facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.


     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that upon the execution and delivery of the Notes and their authentication in accordance with the terms of Indenture against payment therefor in accordance with the Agreement, the Notes will be legally issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.


     The foregoing opinion is qualified to the extent that the enforceability of any document, instrument, or Note may be limited by or subject to the effects of
(i) bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer, reorganization, or other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity or public policy principals, and
(iii) the refusal of a particular court to grant equitable remedies, including the specific performance and injunctive relief or a particular remedy sought under the Indenture as opposed to another remedy provided for therein or available at law or in equity.


     We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or Notes that purport to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent that they purport to relate to liabilities

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resulting  from or based on  negligence or any violation of any federal or state
Securities laws, (iii) the enforceability of severability clauses, or (iv) the enforceability of any provision in the Indenture or the Notes that purports to waive liability for violation of securities laws.


     The foregoing opinions are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Constitution of the State of Delaware, the case law construing that Delaware laws and the laws of the State of New York. We do not express any opinion as to the laws of any other jurisdiction.


     This opinion letter may be filed as an exhibit to a Current Report on Form 8-K of the Company in connection with the offer and sale of the Notes by the Company. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                            Very truly yours,



                            /s/ Hughes & Luce, L.L.P.